UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2020

RealPage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 820-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RP	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the headings “Indenture and Supplemental Indenture,” and “Capped Call Transactions” is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 8.01 of this Current Report on Form 8-K under the heading “Indenture and Supplemental Indenture” is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Underwritten Public Offering of Common Stock

On May 19, 2020, RealPage, Inc. (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Goldman Sachs & Co. LLC and BofA Securities, Inc., acting for themselves and as representatives of the several underwriters named in Schedule I to the Common Stock Underwriting Agreement (collectively, the “Common Stock Underwriters”), to issue and sell 5,084,746 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-225074) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Common Stock Offering”). In addition, the Company granted the Common Stock Underwriters an option to purchase up to an additional 762,711 shares of Common Stock.

On May 22, 2020, the Company closed the Common Stock Offering, issuing and selling an aggregate of 5,847,457 shares of Common Stock, including 762,711 shares sold pursuant to the Common Stock Underwriters’ option to purchase additional shares, which was exercised in full on May 21, 2020. The Company received net proceeds from the Common Stock Offering of approximately $333.7 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

The foregoing description of the Common Stock Underwriting Agreement is qualified in its entirety by reference to the text of the Common Stock Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Underwritten Public Offering of 1.50% Convertible Senior Notes due 2025

On May 19, 2020, the Company entered into an underwriting agreement (the “Note Underwriting Agreement”) with Goldman Sachs & Co. LLC and BofA Securities, Inc., acting for themselves and as representatives of the several underwriters named in Schedule I to the Note Underwriting Agreement (collectively, the “Note Underwriters”), to issue and sell $300.0 million aggregate principal amount of its 1.50% Convertible Senior Notes due 2025 (the “Notes”) in a public offering pursuant to the Registration Statement and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Note Offering”). In addition, the Company granted the Note Underwriters an over-allotment option to purchase up to an additional $45.0 million aggregate principal amount of Notes.

On May 22, 2020, the Company closed the Note Offering, issuing and selling $345.0 million aggregate principal amount of Notes, including $45.0 million aggregate principal amount sold pursuant to the Note Underwriters’ over-allotment option, which was exercised in full on May 20, 2020. The Company received net proceeds from the Note Offering of approximately $337.7 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Notes were issued pursuant to the Indenture (defined below).

The foregoing description of the Note Underwriting Agreement is qualified in its entirety by reference to the text of the Note Underwriting Agreement, which is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference.

An opinion as to the legality of the Common Stock and the Notes sold in the Common Stock Offering and the Note Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Indenture and Supplemental Indenture

The Notes were issued pursuant to an Indenture, dated May 22, 2020 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated May 22, 2020 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Notes will bear interest at a rate of 1.50% per year. Interest will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020. The Notes will mature on May 15, 2025, unless earlier redeemed, repurchased, or converted

The Notes will be convertible at an initial conversion rate of 13.0378 shares of the Company’s Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $76.70 per share of the Company’s Common Stock, which represents a conversion premium of approximately 30.0% to the concurrent public offering price per share of the Common Stock Offering, which was $59.00 per share).

The conversion rate for the Notes will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the Supplemental Indenture) or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert the Notes in connection with such make-whole fundamental change or notice of redemption.

Prior to the close of business on the business day immediately preceding February 15, 2025, the Notes will be convertible in whole or in part only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each trading day of such period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after February 15, 2025, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or part of their Notes, in multiples of $1,000 principal amount, at any time. Conversions of the Notes will be settled in cash, shares of Common Stock or a combination thereof, at the Company’s election.

If a fundamental change (as defined in the Supplemental Indenture) occurs before maturity, holders may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes will be the Company’s senior unsecured obligations and will rank (i) senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes, (ii) equal in right of payment with any of the Company’s unsecured indebtedness that is not so subordinated, including the Company’s outstanding 1.50% Convertible Senior Notes due 2022, (iii) effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and (iv) structurally junior to all indebtedness and other liabilities of the Company’s subsidiaries, including trade payables.

Each of the following events is considered an “event of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

(1)	a default in any payment of interest on the Notes when due and payable and the default continues for a period of 30 days;

(2)	a default in the payment of principal of the Notes when due and payable at the stated maturity, upon optional redemption, upon any required purchase, upon declaration of acceleration or otherwise;

(3)	the Company’s failure to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure is not cured within three business days;

(4)	the Company’s failure to give a fundamental change notice, notice of a make-whole fundamental change or notice of certain corporate events at the time, in the manner, and with the contents under the Indenture when due and such failure is not cured within two business days;

(5)	the Company’s failure to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(6)	the Company’s failure for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of the Company’s other agreements contained in the Notes or the Indenture;

(7)	a default by the Company or any “significant subsidiary” (as defined in the Supplemental Indenture) with respect to any indebtedness for money borrowed in excess of $50 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise (together with any interest then due and payable), in each case unless such principal is paid (or the indebtedness with respect thereto is discharged) or such acceleration is rescinded or annulled prior to a date that is 30 days after written notice to the Company from the Trustee or the holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; and

(8)	certain events of bankruptcy, insolvency, or reorganization of the Company or any “significant subsidiary.”

If an event of default occurs with respect to the Notes, and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes, by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and any accrued and unpaid interest will be due and payable immediately, subject to certain limitations in the case of an event of default relating to certain failures by the Company to make certain filings required by it to be made with the Trustee or the Securities and Exchange Commission pursuant to the Trust Indenture Act of 1939, as amended, or the Securities Exchange Act of 1934, as amended, respectively. In case of certain events of bankruptcy, insolvency or reorganization, involving the Company and described in clause (8) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Base Indenture, the Supplemental Indenture, and the Form of 1.50% Convertible Senior Note due 2025 included in the Supplemental Indenture, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, with this Current Report on Form 8-K and are incorporated herein and into the Registration Statement by reference.

Capped Call Transactions

On May 19, 2020, in connection with the pricing of the Notes, and on May 20, 2020, in connection with the Note Underwriters’ exercise in full of their over-allotment option, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with Goldman Sachs & Co. LLC, Deutsche Bank AG, London Branch and Bank of Montreal (the “Option Counterparties”). The Capped Call Transactions cover, subject to anti-dilution adjustments, the number of shares of Common Stock underlying the Notes sold in the Note Offering. The Capped Call Transactions are generally expected to reduce potential dilution to the Common Stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. If, however, the market price per share of Common Stock exceeds the cap price of the Capped Call Transactions, there would be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that the then-market price per share of the Common Stock exceeds the cap price. The cap price of the Capped Call Transactions will initially be $118.00 per share, which represents a premium of 100% over the concurrent Common Stock Offering price of the Shares sold in the Common Stock Offering, which was $59.00 per share, and is subject to certain adjustments under the terms of the Capped Call Transactions. The settlement averaging period of the Capped Call Transactions is the 40 consecutive trading days commencing on, and including, the 41st trading day immediately prior to May 15, 2025. The Capped Call Transactions are subject to either adjustment or termination upon the occurrence of specified extraordinary events affecting the Company, including a merger, a tender offer, a nationalization, insolvency, or delisting involving the Company. In addition, the Capped Call Transactions are subject to certain specified additional disruption events that may give rise to a termination of the Capped Call Transactions, including changes in law and hedging disruptions.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions is qualified in its entirety by reference to the form of capped call transaction confirmation relating to the Capped Call Transactions attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement dated as of May 19, 2020 between RealPage, Inc. and Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the Common Stock Underwriters

1.2	Underwriting Agreement dated as of May 19, 2020 between RealPage, Inc. and Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the Note Underwriters

4.1	Indenture, dated as of May 22, 2020, by and between RealPage, Inc. and U.S. Bank National Association.

4.2	Supplemental Indenture, dated as of May 22, 2020, by and between RealPage, Inc. and U.S. Bank National Association.

4.3	Form of 1.50% Convertible Senior Note due 2025 (included in Exhibit 4.2).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati P.C.

10.1	Form of Capped Call Transaction Confirmation

23.1	Consent of Wilson Sonsini Goodrich & Rosati P.C. (included in Exhibit 5.1).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Thomas C. Ernst, Jr.
Thomas C. Ernst, Jr. Executive Vice President, Chief Financial Officer and Treasurer

Date: May 22, 2020